SENIOR PROMISSORY NOTE

$3,000,000.00	Austin, Texas	April 27, 2018

FOR VALUE RECEIVED, Sunworks Inc., a Delaware corporation (“Maker”), whose principal place of business and chief executive office is located at 1030 Winding Creek Road, Suite 100, Roseville, California 95678, promises to pay to the order of CrowdOut Capital, LLC, a Texas limited liability company (“Payee”), the sum of THREE MILLION AND NO/100 U.S. DOLLARS ($3,000,000.00), in lawful money of the United States of America which shall be legal tender for the payment of debts from time to time, together with interest on the principal amount that remains outstanding and unpaid from the date advanced until paid in full, at such interest rates and at such times as are specified in that certain Loan Agreement of even date herewith executed by Payee and Maker, as same may hereafter be modified, renewed, extended, amended or restated (the “Loan Agreement”). All such amounts payable hereunder shall be paid pursuant to the wire transfer instructions set forth in Schedule 2.8 to the Loan Agreement or at such other place and to such other party or parties as the owner and holder hereof may from time to time designate in writing.

This Note is being executed pursuant to the terms of the Loan Agreement and is the Note described therein. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. In the event of any irreconcilable conflict between the provisions of the Loan Agreement and this Note, then the provisions of the Loan Agreement shall govern and control. Any Event of Default under the Loan Agreement shall constitute a default under this Note.

This Note shall be payable as set forth in the Loan Agreement. All principal and accrued interest under this Note shall be due and payable in full on the Maturity Date. This Note shall bear interest at the Applicable Interest Rate as set forth in the Loan Agreement. This Note is subject to the Exit Fee set forth in the Loan Agreement. If an Event of Default shall occur, this Note shall bear interest at the Default Interest Rate.

Payment of this Note is secured by that certain Security Agreement of even date herewith between Maker and Payee (the “Security Agreement”).

Maker expressly agrees that upon the occurrence and during the continuance of an Event of Default, Payee, or any other holder of this Note may, at its or his option, without demand or presentment for payment, notice of default or nonpayment, notice or presentment of default, notice of acceleration, notice of intention to accelerate or otherwise, to Maker or to any other entity, declare the principal and any then accrued and unpaid interest thereon, at once due and payable. Further, upon the occurrence and during the continuance of any Event of Default, Payee, or any other holder of this Note, shall also have the right to exercise any and all of the rights, remedies and recourses now or hereafter existing in equity or at law, by virtue of statute or otherwise, including, but not limited to, the right to foreclose any and all liens and security interests securing the indebtedness evidenced hereby. Failure to exercise any option to accelerate described in this paragraph shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

In the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through any judicial proceeding whatsoever, or if any action or foreclosure be had hereon, then Maker agrees and promises to pay an additional amount consisting of all reasonable, calculated and foreseeable attorneys’ and collection fees incurred by Payee in connection with enforcing its rights herein contemplated, all of which amounts shall become part of the principal hereof.

No failure to exercise and no delay on the part of Payee in exercising any power or right in connection herewith or under the Loan Agreement or the Security Agreement or any other instrument evidencing, securing, or guaranteeing this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between Maker and Payee shall operate as a waiver of any right of Payee. No modification or waiver of any provision of this Note or any other instrument evidencing, securing, or guaranteeing this Note nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

To the extent permitted by applicable Legal Requirements, all makers, endorsers, sureties and guarantors hereof, if any, as well as any person to become liable on this Note, hereby waive demand or presentment for payment of this Note, notice of default or nonpayment, protest, notice of protest, suit, notice of intention to accelerate, notice of acceleration, diligence or any notice of or defense on account of the extension of time of payments or change in the method of payments, and consent to any and all renewals and extensions in the time of payment hereof, and to any substitution, exchange or release of any security herefor or the release of any party primarily or secondarily liable hereon.

It is expressly provided and stipulated that notwithstanding any provision of this Note or the Loan Agreement or any other instrument evidencing or securing the indebtedness herein set forth, in no event shall the aggregate of all interest paid by Maker to Payee hereunder on the principal balance of this Note remaining unpaid ever exceed the Maximum Rate. It is expressly stipulated and agreed by Maker that it is the intent of Payee and Maker in the execution and delivery of this Note to contract in furtherance of applicable law, and that none of the terms of this Note, or said other instruments, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, at any interest rate in excess of the Maximum Rate. Neither Maker or other parties now or hereafter becoming liable for payment of this Note shall ever be liable for interest in excess of the Maximum Rate, and the provisions of this paragraph and the immediately succeeding paragraph shall govern over all other provisions of this Note, and all other instruments evidencing or securing the indebtedness evidenced hereby, should any such provisions be in apparent conflict herewith.

2

Specifically and without limiting the generality of the foregoing paragraph, it is expressly provided that:

(i)        In the event of prepayment of the principal of this Note, in whole or in part, or the payment of the principal of this Note prior to the stated Maturity Date, whether resulting from acceleration of the maturity of this Note or otherwise, if the aggregate amounts of interest accruing hereon prior to such payment plus the amount of any interest accruing after maturity and plus any other amount paid or accrued in connection with the indebtedness evidenced hereby which by law are deemed interest on the indebtedness evidenced by the Note or the Loan Agreement and which aggregate amounts paid or accrued (if calculated in accordance with the provisions of this Note other than this paragraph) would exceed the Maximum Rate which could lawfully be charged as above mentioned on the unpaid principal balance of the indebtedness evidenced by this Note from time to time advanced (less any discount) and remaining unpaid from the date advanced to the date of final payment thereof, then in such event the amount of such excess shall be credited, as of the date paid, toward the payment of the principal of this Note so as to reduce the amount of the final payment of principal due on this Note, or if the principal amount hereof has been paid in full, refunded to Maker.

(ii)        If under any circumstances the aggregate amounts paid on the indebtedness evidenced by this Note prior to and incident to the final payment hereof include amounts which by law are deemed interest and which would exceed the Maximum Rate of interest which could lawfully have been charged or collected on this Note, as above mentioned, Maker stipulates that (a) any non-principal payment shall be characterized as an expense, fee, or premium rather than as interest and any excess shall be credited hereon by the holder hereof (or, if this Note shall have been paid in full, refunded to Maker); and (b) determination of the rate of interest for determining whether the indebtedness evidenced hereby is usurious shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the full stated term hereof, all interest at any time contracted for, charged, or received from Maker in connection with such indebtedness, and any excess shall be canceled, credited, or refunded as set forth in clause (a) herein. Time shall be of the essence in performing all such actions.

Any check, draft, money order, or other instrument given in payment of all or any portion of this Note may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instruments are unconditionally received by Payee.

Maker agrees that Payee may assign this Note subject to compliance with applicable securities laws and the following conditions: (i) Payee may freely assign this Note to any of Payee’s affiliates; (ii) Payee may assign a portion of its interest in this Note to one or more unaffiliated third parties; and (iii) upon any such assignment in clause (i) or clause (ii), Payee shall promptly provide written notice to Maker of the name and address of the applicable assignee upon making any such assignment.

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Maker represents and warrants that the extension of credit represented by this Note is for business, commercial, investment, or other similar purposes and not for personal, family, household or agricultural use.

This Note has been executed and delivered and shall be construed in accordance with and governed by the internal, substantive laws of the State of Texas and of the United States of America applicable in Texas, without giving effect to conflicts of laws principles. The parties voluntarily and irrevocably submit to the jurisdiction of the courts of the State of Texas located in Travis County, Texas, and the Federal Courts of the United States of America located in Travis County, Texas, over any dispute between or among the parties related to or arising out of this Note, and each party irrevocably agrees that all such claims in respect of such dispute shall be heard and determined exclusively in such courts. The parties hereby irrevocably consent to the jurisdiction of such courts and hereby waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of such dispute related to or arising out of this Note brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding anything to the contrary contained herein or in any Loan Document, Payee may bring suit and otherwise make filings in any jurisdiction in which the Collateral is located to enforce its rights pursuant to the Loan Documents.

THIS NOTE AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN MAKER AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

Signature Page Follows:

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THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

MAKER:

Sunworks Inc.,
a Delaware corporation

By:
Paul McDonnel
Chief Financial Officer

[Signature Page to Senior Promissory Note]